UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9466 Georgia Avenue #124 Silver Spring, MD	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 430-6576

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2017, BTCS Inc. (the “Company”) entered into an Amendment to Securities Agreement (the “Agreement”) with the holders of a majority (the “Majority Holders”) of the Company’s outstanding Convertible Preferred Stock Series C-1 (the “Series C-1”) amending the terms of the Company’s May 2017 Securities Purchase Agreement (the “May SPA”), the Company’s October 2017 Securities Purchase Agreement (the “October SPA”), the Certificate of Designations, Preferences, and Rights of the Series C-1 Convertible Preferred Stock (the “Series C-1 COD”), and the terms of the Series A Warrants, Additional Warrants, Bonus Warrants, and Series B Warrants (collectively the Series A Warrants, Additional Warrants, Bonus Warrants, and Series B Warrants are referred to as the “Warrants”) issued by the Company were each amended as disclosed below.

The terms and conditions of both the May SPA and the October SPA (collectively the “SPAs”) were modified to eliminate all investor protective terms and covenants of the SPAs. However, the representations and warranties made in the SPAs by the Company to the Majority Holders and the indemnification provisions of the SPAs were not modified.

The terms of the Series C-1 COD will be replaced in their entirety with an Amended Certificate of Designations (the “New Series C-1 COD”). The New Series C-1 COD contains a 4.99% beneficial ownership limitation and may, from time to time, convert into fully paid and non-assessable shares of common stock in an amount equal to two hundred (200) shares of common stock for each one (1) share of preferred surrendered. The New Series C-1 COD does not contain any investors protections and is materially similar to common stock.

The Company agreed to issue, on a pro-rata basis to the subscribers of the October SPA a total of 4,400,000 shares of common stock of the Company. The Company agreed to register the common stock issuable upon conversion of the Series C-1 under certain circumstances.

The Warrants will be amended and reissued to reflect the removal of certain investor favorable covenants from the Warrants and the elimination of the investor protective provisions. Additionally, the number of reserve shares of the Company’s common stock required to be reserved by the SPAs will be reduced to the number of shares of common stock issuable on the exercise of all of the Warrants and the Series C-1.

The foregoing does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.7 and is incorporated herein by reference. Readers should review this agreement for a complete understanding of the terms and conditions associated with the transaction.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2017, the Company filed a Certificate of Withdrawal with the Secretary of State of the State of Nevada. The Certificate of Withdrawal, which was effective upon filing, eliminated from the Articles of Incorporation of the Company all matters set forth in the Company’s Certificate of Designation with respect to the Company’s Series C Convertible Preferred Stock that had been previously filed with the Secretary of State of the State of Nevada on May 23, 2017. No shares of the Series C Convertible Preferred Stock were issued or outstanding at the time of the filing of the Certificate of Withdrawal, and none will be issued. A copy of the Certificate of Withdrawal is filed as Exhibit 3.3 to this report and is incorporated into this Item by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Designations, Preferences and Rights of the Series C-1 Convertible Preferred Stock of BTCS Inc. (incorporated by reference as Exhibit 3.1 to the Form 8-K filed on October 10, 2017)

3.2	Amended Certificate of Designations, Preferences and Rights of the Series C-1 Convertible Preferred Stock of BTCS Inc.

3.3	Certificate of Withdrawal of Certificate of Designation with respect to the Company’s Series C Convertible Preferred Stock.

10.1	Form of Series C Securities Purchase Agreement (incorporated by reference as Exhibit 10.6 to the Form 8-K filed on May 23, 2017) *

10.2	Form of Series C-1 Securities Purchase Agreement (incorporated by reference as Exhibit 10.2 to the Form 8-K filed on October 10, 2017) *

10.3	Form of amended Series A Warrant

10.4	Form of amended Additional Warrant

10.5	Form of amended Bonus Warrant

10.6	Form of amended Series B Warrant

10.7	Form of Agreement

*Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: December 7, 2017	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer